INCENTIVE DEFERRED COMPENSATION AGREEMENT
                    -----------------------------------------


This Incentive Deferred Compensation Agreement is made effective this ____ day of November, 2000, by and between POMEROY COMPUTER RESOURCES, INC., a Delaware corporation (the "Company") and WILLIAM VALENTZ ("Valentz").

                                                            W I T N E S S E T H:

WHEREAS, simultaneously with the execution of this Agreement, the Company and Valentz have entered into an Employment Agreement for the employment of Valentz by Company;

WHEREAS, pursuant to Section 5(c) of said Employment Agreement, Valentz may be entitled to incentive deferred compensation in the event certain economic criteria are satisfied;

WHEREAS, the parties wish to define the terms governing the incentive deferred compensation in the event the economic criteria and the terms and conditions of the Employment Agreement are satisfied.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein set forth, the parties hereby covenant and agree as follows:

1. In the event Valentz satisfies the economic criteria set forth in the Employment Agreement for such year and is entitled to incentive deferred compensation, the incentive deferred compensation shall be governed by the terms of this Agreement.
2. In the event Valentz should die or become disabled during the term of the Employment Agreement, or if the Employment Agreement is not renewed by Company at the expiration of the initial term or any renewal term, all incentive deferred compensation earned shall be vested in full and shall be payable to Valentz and/or his designated beneficiary at that time. For purposes of this Paragraph, the term "disabled" shall have the meaning set forth in said Employment Agreement.

1. In the event Valentz discontinues employment with the Company during the initial term or any renewal term of this Employment Agreement or if Valentz does not renew the Employment Agreement at the expiration of the initial term or any renewal term and such discontinuation of employment is not a result of Valentz becoming disabled, the vested portion of his deferred compensation account will be paid to him at said time and all non-vested amounts will be forfeited. Provided, however, if Valentz would violate the terms of his covenant not to compete and confidentiality agreement as set forth in Sections 8 and 9 of his Employment Agreement, the vested portion of his deferred compensation account will likewise be forfeited. The incentive deferred compensation shall vest according to the following schedule:

     Years of Service With Company or its              Percentage of Vested
     ------------------------------------              --------------------
     Subsidiaries from the Effective Date                   Interest
     ------------------------------------                   --------
           of This Agreement
           -----------------

           Less than 1 year                                     0%
           One year                                            20%
           Two years                                           40%
           Three years                                         60%
           Four years                                          80%
           Five years                                         100%


This vesting schedule shall apply separately to each year that incentive deferred compensation is earned by Valentz upon the satisfaction of the economic criteria set forth in the Employment Agreement.

By way of illustration, if Valentz satisfied the economic criteria for years 1 and 2 of the Agreement, at the end of year 2, Valentz would be 40% vested as to the incentive deferred compensation credited in year 1 and 20% vested as to the incentive deferred compensation credited in year 2.

1. No deferred compensation shall be paid under the terms of this Agreement in the event Valentz is discharged from the service of the Company for cause. For purposes of this Paragraph, the term "cause" shall have the meaning set forth in Section 10(a)(iii) of said Employment Agreement
2.
3. Valentz shall not have the right to commute, sell, transfer, assign or otherwise convey the right to receive any payments under the terms of this Agreement. Any such attempted assignment or transfer shall terminate this Agreement and the Company shall have no further liability hereunder.

1. It is the intention of the parties that the incentive deferred compensation to be payable to Valentz hereunder (if applicable) shall be includable for Federal Income Tax purposes in his, or such beneficiary's gross income only in the taxable year in which he or the beneficiary actually receives the payment and Company shall be entitled to deduct such incentive deferred compensation as a business expense in its Federal Income Tax return in the taxable year in which such payment is made to Valentz or his beneficiary.

1. Nothing contained in this Agreement shall in any way affect or interfere with the right of Valentz to share or participate in a retirement plan of the Company or any profit sharing, bonus or similar plan in which he may be entitled to share or participate as an employee of the Company.

1. This Agreement shall be binding upon the heirs, administrators, executors, successors and assigns of Valentz and the successors and assigns of Company. This Agreement shall not be modified or amended except in writing signed by both parties.

1. This Agreement shall be subject to and construed under the laws of the State of Alabama.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                              POMEROY  COMPUTER  RESOURCES,  INC.



                              By:___________________________________
                                   Stephen  E.  Pomeroy,
                                   Chief Financial Officer



                              _____________________________________
                              WILLIAM  VALENTZ